FIRST AMENDMENT
TO
BJ’S WHOLESALE CLUB HOLDINGS, INC.
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

The BJ’s Wholesale Club Holdings, Inc. Non-Employee Director Compensation Policy (the “Policy”), is hereby amended as follows:

1.    Section 1. (a) is hereby amended by deleting and replacing “$85,000” with “$95,000”.

2.    Section 1.(b)(ii) Audit Committee is hereby amended by deleting and replacing “$25,000” with “$30,000”.

3.    Section 2.(a) is hereby amended by deleting and replacing “$140,000” with “$150,000”.

4.    Except as otherwise amended, the Policy is hereby confirmed in all other respects.

5.    This First Amendment is effective as of October 1, 2020 (the “Effective Date”).

Approved by the Compensation Committee September 17, 2020 Amendment Adopted by the Board of Directors on January 21, 2021